UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

QUANTA SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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QUANTA SERVICES, INC.

1360 Post Oak Boulevard, Suite 2100

Houston, TX 77056

(713) 629-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2008

To our Stockholders:

The Annual Meeting of Stockholders of Quanta Services, Inc. (Quanta) will be held at 1330 Post Oak Boulevard, Level 2, Central Plains Room, Houston, Texas 77056, on May 22, 2008 at 9:00 a.m. local time.

At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.    election of eleven members of our Board of Directors, ten by the holders of Common Stock and one by the holders of Limited Vote Common Stock;

2.    ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

3.    any other matters that properly come before the meeting or any adjournments of the meeting.

Our stockholders of record at the close of business on March 24, 2008 are entitled to notice of, and to vote at, the annual meeting and any adjournments of the meeting.

By Order of the Board of Directors,

Vincent A. Mercaldi Corporate Secretary

Houston, Texas

April 18, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008

This Proxy Statement and Quanta’s 2007 Annual Report to Stockholders are available at www.quantaservices.com.

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting in person. To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares by signing and dating the enclosed proxy card and returning it in the accompanying envelope or, if you hold your shares through a broker, via the Internet or telephone. You will find specific instructions for voting via the Internet or telephone on the proxy card if that option is available for your shares. If you attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a broker and wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

If you choose to attend the meeting, you will be asked to present valid picture identification, and if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of March 24, 2008.

QUANTA SERVICES, INC.

1360 Post Oak Boulevard, Suite 2100

Houston, TX 77056

(713) 629-7600

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2008

We are distributing this Proxy Statement and the form of proxy beginning on or about April 18, 2008.

ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, you and our other stockholders will act upon proposals to elect members of our Board of Directors (the Board) and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Who is entitled to vote at the meeting?

Only holders of record of our Common Stock, par value $0.00001 per share, and Limited Vote Common Stock, par value $0.00001 per share, at the close of business on March 24, 2008, the record date for the meeting, are entitled to notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any postponements or adjournments of the meeting unless a new record date is then set.

As of March 24, 2008, 171,096,685 shares of our Common Stock and 749,131 shares of our Limited Vote Common Stock were outstanding and entitled to vote. In addition, on March 24, 2008, we had 24,245,703 and 8,658,480 shares of Common Stock reserved for issuance upon the conversion of our outstanding 4.5% Convertible Subordinated Notes due 2023 and 3.75% Convertible Subordinated Notes due 2026, respectively, none of which is entitled to vote at the meeting.

What are the voting rights of the holders of Common Stock and Limited Vote Common Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. With respect to the election of directors, holders of Common Stock, voting as a class, will elect ten directors.

Holders of Limited Vote Common Stock, voting as a class, will elect one director. Each share of Limited Vote Common Stock is entitled to one-tenth of one vote on each other matter on which it may vote.

On all matters other than the election of directors, holders of Common Stock and Limited Vote Common Stock will vote together.

Who can attend the meeting?

All stockholders of record as of March 24, 2008, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first come, first-served basis. Registration will begin at 8:00 a.m. and seating will begin at 8:30 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. To obtain directions to be able to attend the meeting and vote in person, please contact our Corporate Secretary at 713-629-7600.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How do I vote?

You may vote your shares in any of the following manners:

1. by signing and dating the enclosed proxy card and returning it in the accompanying envelope;

2. if you hold your shares through a broker, by going to the website www.proxyvote.com, with your proxy card in hand, and following the instructions (not available to holders of Limited Vote Common Stock);

3. if you hold your shares through a broker, by telephone following the instructions included with your proxy card (not available to holders of Limited Vote Common Stock); or

4. by written ballot at the meeting.

If you are a stockholder of record and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” and you wish to vote at the meeting, you will need to obtain a proxy from the broker or nominee that holds your shares.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a stockholder of record and in “street name”?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. This is often called holding shares in “street name.” As summarized below, there are some distinctions between record stockholders and “street name” holders.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record for those shares, and these proxy materials are being sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and you hold your shares in “street name.” In this case, proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the annual meeting. However, because you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use in directing the vote of your shares.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before the proxy is exercised, even after you have submitted your proxy card, by filing with our Corporate Secretary either a written notice of revocation or a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and vote your shares in person by completing a written ballot. Attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” and you wish to change your vote at the meeting, you will need to obtain a proxy from the broker or nominee that holds your shares.

What constitutes a quorum?

With respect to the election of directors, a majority of the outstanding shares of each of the Common Stock and Limited Vote Common Stock entitled to vote must be present, either in person or by proxy, to constitute a quorum.

For all other matters, a majority of the outstanding shares entitled to vote of the Common Stock and Limited Vote Common Stock in the aggregate must be present, either in person or by proxy, to constitute a quorum. As of March 24, 2008, 171,096,685 shares of Common Stock and 749,131 shares of Limited Vote Common Stock were outstanding and entitled to vote. Properly executed proxies received, but marked as abstentions and broker non-votes, will be counted for purposes of establishing a quorum at the meeting.

What vote is required to approve each item to be voted on at the meeting?

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Accordingly, the ten nominees who receive the highest number of properly executed “FOR” votes from the holders of Common Stock, and the one nominee who receives the highest number of properly executed “FOR” votes from the holders of Limited Vote Common Stock, will be elected as directors.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the voting power of Common Stock and Limited Vote Common Stock in the aggregate present at the meeting in person or by proxy and entitled to vote on the matter.

Under Delaware law, any other matter properly coming before the meeting will be decided by the vote of the holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on that matter, with all classes of stock voting together.

A properly executed proxy marked “ABSTAIN” with respect to any matter is considered entitled to vote and thus, will have the effect of a vote against a matter, except for the election of directors. A properly executed proxy marked as a broker non-vote is not considered entitled to vote and thus, will not be counted as a vote for or against any matter properly coming before the meeting and will have no effect on the outcome of the vote.

What are broker non-votes?

Broker non-votes occur when you hold your shares through a broker, and your broker does not vote your shares on a particular matter because (i) the NYSE does not deem the matter “routine” and (ii) your broker has not received voting instructions from you. On routine matters, such as the election of directors and the ratification of the appointment of our independent registered public accounting firm, your broker can vote your shares without instructions from you.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on your properly completed proxy card will vote in accordance with the recommendations of the Board. The Board recommends a vote “FOR” each of the proposed directors and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

Where can I find the voting results of the meeting?

We plan to announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the three months ending June 30, 2008.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 31, 2008, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock or Limited Vote Common Stock.

Name and Address of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	Common Stock	11,823,075	(1)	6.91%

Legg Mason Capital Management, Inc. 100 Light Street Baltimore, Maryland 21202	Common Stock	9,927,875	(2)	5.80%

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	Common Stock	9,292,857	(3)	5.43%

Whitebox Advisors, LLC 3033 Excelsior Boulevard, Suite 300 Minneapolis, Minnesota 55416	Common Stock	6,536,642	(4)	3.82%

Vincent D. Foster 1300 Post Oak Blvd., Suite 800 Houston, Texas 77056	Limited Vote Common Stock	191,698		25.59%

William G. Parkhouse 203 Canyon Rim Drive Austin, Texas 78746	Limited Vote Common Stock	165,632	(5)	22.11%

James C. Thomas 4040 San Felipe, Suite 155 Houston, Texas 77027	Limited Vote Common Stock	80,000		10.68%

James H. & Constance Haddox 9141 Briar Forest Houston, Texas 77024	Limited Vote Common Stock	70,000		9.34%

Steven P. Colmar Colmar Industries 603 W. 13th, Suite 1A-247 Austin, Texas 78701	Limited Vote Common Stock	59,904		8.00%

Parkhouse Family Irrevocable Trust c/o Alice Parkhouse 203 Canyon Rim Drive Austin, Texas 78746	Limited Vote Common Stock	46,392		6.19%

Name and Address of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned	Percent of Class
Sydney L. Thomas c/o Howard Grace W.M. Grace Development Co. 7575 North 16th Street, Suite 1 Phoenix, Arizona 85020	Limited Vote Common Stock	43,758	5.84%

Derrick A. Jensen 9418 Sinfonia Houston, Texas 77040	Limited Vote Common Stock	37,500	5.01%

(1)	Based on Schedule 13G filed on February 12, 2008 by T. Rowe Price Associates, Inc., an investment adviser, which has sole voting power over 2,571,761 of such shares and sole dispositive power over all such shares.

(2)	Based on Schedule 13G filed on February 14, 2008 by Legg Mason Capital Management, Inc., an investment adviser, which has shared voting and dispositive power over all such shares.

(3)	Based on Amendment No. 3 to Schedule 13G filed on January 10, 2008 by FMR LLC, Edward C. Johnson 3d and Fidelity Management & Research Company (Fidelity). FMR LLC reported that (a) it has sole dispositive power over all such shares; (b) it has sole voting power over 1,170,759 of such shares; (c) Fidelity, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,104,109 of such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the Funds); (d) the family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR LLC, may be deemed to form a controlling group with respect to FMR LLC; (e) each of Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the Funds has sole power to dispose of 9,104,109 of such shares owned by the Funds and (f) neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(4)	Based on Schedule 13G filed on February 14, 2008 by Whitebox Advisers, LLC (WA), Whitebox Convertible Arbitrage Advisors, LLC (WCAA), Whitebox Convertible Arbitrage Partners, L.P. (WCAP), Whitebox Convertible Arbitrage Fund, L.P. (WCAFLP), Whitebox Convertible Arbitrage Fund, Ltd. (WCAFLTD), Whitebox Diversified Convertible Arbitrage Advisors, LLC (WDCAA), Whitebox Diversified Convertible Arbitrage Partners, L.P. (WDCAP), Whitebox Diversified Convertible Arbitrage Fund, L.P. (WDCAFLP) and Whitebox Diversified Convertible Arbitrage Fund, Ltd. (WDCAFLTD). The address of the business office of WA, WCAA, WCAFLP, WDCAA, and WDCAFLP is set forth above. The address of the business office of WCAP, WCAFLTD, PSP and PSFLTD is Trident Chambers, P.O. Box 146, Waterfront Drive, Wickhams Cay, Road Town, Tortola, British Virgin Islands. The address of the business office of WDCAP and WDCAFLTD is One Capital Place, P.O. Box 847, Grand Cayman KY1-1103, Cayman Islands. WA reported that (a) it has shared voting and dispositive power over all such shares; (b) WCAA, WCAP, WCAFLP, and WCAFLTD have shared voting and dispositive power over 5,337,467 of such shares; (c) WDCAA, WDCAP, WDCAFLP, and WDCAFLTD have shared voting and dispositive power over 408,585 of such shares; (d) WA, acting as investment adviser, is deemed to beneficially own all such shares; (e) WCAA, acting as investment adviser, is deemed to beneficially own 5,337,467 of such shares; (f) WCAP is deemed to beneficially own 5,337,467 of such shares as a result of its direct ownership of certain of our convertible notes; (g) WCAFLP and WCAFLTD each is deemed to beneficially own 5,337,467 of such shares as a result of its indirect ownership of certain of our convertible notes; (h) WDCAA, acting as investment adviser, is deemed to beneficially own 408,585 of such shares; (i) WDCAP is deemed to beneficially own 408,585 of such shares as a result of its direct ownership of certain of our convertible notes; (j) WDCAFLP and WDCAFLTD each is deemed to beneficially own 408,585 of such shares as a result of its indirect ownership of convertible notes of the Company; (k) each of WA, WCAA, WCAFLP, WCAFLTD, WDCAA, WDCAFLP and WDCAFLTD may be deemed to possess indirect beneficial ownership of such shares issuable upon the conversion of our convertible notes held by one or more of WCAP, WDCAP and other investment advisory clients; and (l) WA, WCAA, WCAFLP, WCAFLTD, WDCAA, WDCAFLP and WDCAFLTD each disclaim indirect beneficial ownership of such shares except to the extent of their pecuniary interest in such shares.

(5)	Does not include 46,392 shares of Limited Vote Common Stock held in trust for members of Mr. Parkhouse’s family, of which he disclaims beneficial ownership.

Security Ownership of Management

The following table sets forth, as of March 31, 2008, the number of shares of Limited Vote Common Stock and Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our named executive officers listed in the Summary Compensation Table (the NEOs) and (iii) all of our directors and executive officers as a group.

	Shares of Limited Vote Common Stock Beneficially Owned			Shares of Common Stock Beneficially Owned
Name	Number		Percent of Class	Number		Percent of Class
John R. Colson	—		—	1,559,106	(1)	*
David R. Helwig	—		—	797,004	(2)	*
James H. Haddox	70,000	(3)	9.34%	200,321		*
John R. Wilson	—		—	154,060		*
Vincent D. Foster	191,698		25.59%	122,150	(4)	*
Kenneth W. Trawick	—		—	92,316		*
Louis C. Golm	—		—	65,607	(5)	*
James R. Ball	29,625		3.96%	63,254	(6)	*
Gary A. Tucci	—		—	49,849		*
Bernard Fried	—		—	36,180		*
Bruce Ranck	—		—	29,568		*
J. Michal Conaway	—		—	26,368	(7)	*
Frederick W. Buckman	—		—	26,341	(8)	*
Pat Wood, III	—		—	10,414		*
Worthing F. Jackman	—		—	9,493		*
Ralph R. DiSibio	—		—	8,544		*
Joseph A. Avila (9)	—		—	5,624		*
All directors and executive officers as a group (23 persons)	328,823		43.89%	3,451,358	(10)	2.02%

*	Percentage of shares does not exceed 1%.

(1)	Includes 13,500 shares over which Messrs. Colson and Foster share voting and dispositive power, and 249,434 shares pledged as collateral.

(2)	Includes 340,806 shares of Common Stock held by Mr. Helwig that may be acquired within 60 days of March 31, 2008, through the exercise of stock options.

(3)	The 70,000 shares of Limited Vote Common Stock are held by James and Constance Haddox as joint tenants.

(4)	Includes 30,000 shares of Common Stock held by Mr. Foster that may be acquired within 60 days of March 31, 2008, through the exercise of stock options and 13,500 shares of Common Stock over which Messrs. Colson and Foster share voting and dispositive power.

(5)	Includes 10,000 shares of Common Stock held by Mr. Golm that may be acquired within 60 days of March 31, 2008, through the exercise of stock options.

(6)	Includes 30,000 shares of Common Stock held by Mr. Ball that may be acquired within 60 days of March 31, 2008, through the exercise of stock options.

(7)	Includes 18,265 shares of Common Stock held by Mr. Conaway that may be acquired within 60 days of March 31, 2008, through the exercise of stock options.

(8)	Includes 24,353 shares of Common Stock held by Mr. Buckman that may be acquired within 60 days of March 31, 2008, through the exercise of stock options.

(9)	Effective March 6, 2008, Mr. Avila resigned from his position as Executive Vice President — Strategic Operations and Process of Quanta.

(10)	Includes 453,424 shares of Common Stock that may be acquired within 60 days of March 31, 2008, through the exercise of stock options.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Board currently consists of fourteen directors, whose current terms of office all expire at the 2008 annual meeting. Effective as of the 2008 annual meeting, the Board has approved the reduction in the number of directors serving on the Board to eleven. In connection therewith, the Board proposes that the following eleven nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The directors standing for election by each class of shares entitled to vote are:

Nominees for Election by the Holders of Common Stock

Name	Age	Position(s) with Quanta	Director Since
James R. Ball	65	Director	1998
John R. Colson	60	Chief Executive Officer, Chairman of the Board of Directors	1998
J. Michal Conaway	59	Director	2007
Ralph R. DiSibio	66	Director	2006
Bernard Fried	51	Director	2004
Louis C. Golm	66	Director	2002
Worthing F. Jackman	43	Director	2005
Bruce Ranck	59	Director	2005
John R. Wilson	58	President — Electric Power and Gas Division, Director	1998
Pat Wood, III	45	Director	2006

Nominee for Election by the Holders of Limited Vote Common Stock

Name	Age	Position(s) with Quanta	Director Since
Vincent D. Foster	51	Director	1998

James R. Ball has been a member of the Board of Directors since 1998 and is a private investor. Mr. Ball serves as a director of Kraton Polymers LLC. Mr. Ball holds a Master of Science in Management degree.

John R. Colson has been a member of the Board of Directors since 1998 and has served as Chairman of the Board of Directors since 2002. Mr. Colson has served as our Chief Executive Officer since December 1997. He joined PAR Electrical Contractors, Inc. (PAR), an electrical specialty contractor and now a subsidiary of Quanta, in 1971 and served as its President from 1991 until December 1997. He is currently Vice President at Large of the National Electrical Contractors Association (NECA), a member of the Executive Committee of NECA, a director of the Missouri Valley Chapter of NECA and a regent of the Electrical Contracting Foundation.

J. Michal Conaway has been a member of the Board since August 30, 2007. He has served as the Chief Executive Officer of Peregrine Group, LLC, an executive consulting firm, since 2002. Mr. Conaway has been providing consulting services since 2000. Prior to 2000, Mr. Conaway held various management and executive positions, including serving as Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction and maintenance services provider. He serves as a director of Cherokee International Corporation as well as a director of Elgin National Industries, Inc. and Enterra Holdings Ltd., both of which are privately held companies. Mr. Conaway holds an M.B.A. degree and is a Certified Public Accountant.

Ralph R. DiSibio has been a member of the Board of Directors since May 2006. He has been a senior consultant to Washington Group International, Inc., an integrated engineering, construction and management services provider, since April 2004. He served as President of Energy & Environment Business Unit, an engineering, construction and environmental services operating unit of Washington Group International, Inc., from November 2001 until April 2004, and Executive Vice President — Business Development of Washington Group Power, a power generation engineering, design and construction services operating unit of Washington Group International, Inc., from March 2001 until November 2001. Mr. DiSibio holds a Doctor of Education in Administration degree.

Vincent D. Foster has been a member of the Board of Directors since 1998. He has served as Chief Executive Officer of Main Street Capital Corporation, a specialty investment company, since March 2007. He also has served as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor firms), a venture capital firm, since 1997. Mr. Foster is a director of U. S. Concrete, Inc., Carriage Services, Inc. and Team Industrial Services, Inc. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.

Bernard Fried has been a member of the Board of Directors since March 2004. He has served as Chief Executive Officer and President of Siterra Corporation, a software services provider, since May 2005. From November 2003 until May 2005, he served as an independent consultant to the financial and software services industries. Mr. Fried served as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, Principal Vice President and Program Manager of Bechtel Business Services, a shared services operating unit of Bechtel Group, Inc., an international engineering and construction firm, from 2000 until 2001, and Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc., a financing and development subsidiary of Bechtel Group, Inc., from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and an M.B.A. degree.

Louis C. Golm has been a member of the Board of Directors since July 2002 and from May 2001 until May 2002. He has been an independent consultant and senior advisor to the telecommunications and information management industries since 1999. Mr. Golm serves as a director of Kirusa Inc. Mr. Golm holds a Master of Science in Management degree and an M.B.A. degree.

Worthing F. Jackman has been a member of the Board of Directors since May 2005. He has served as Executive Vice President — Chief Financial Officer of Waste Connections, Inc., an integrated solid waste services company, since September 2004 and served as its Vice President — Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as a Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds an M.B.A. degree.

Bruce Ranck has been a member of the Board of Directors since May 2005. He has been a partner with Bayou City Partners, a venture capital firm, since 1999. Mr. Ranck served as Chief Executive Officer of Tartan Textile Services, Inc., a healthcare linen services provider, from August 2003 until April 2006. From 1970 until 1999, he held various positions with Browning-Ferris Industries, Inc., a provider of waste management services, most recently as Chief Executive Officer and President. Mr. Ranck is also a director of Dynamex Inc.

John R. Wilson has been a member of the Board of Directors since 1998. He has served as our President of the Electric Power and Gas Division since January 2003 and served as a Senior Vice President of Quanta from June 2001 until December 2002, as a Regional Vice President of Quanta from April 1999 until June 2001, and as President of PAR from 1997 until December 2002. Mr. Wilson joined PAR in 1977 and served as an Executive Vice President of PAR from 1991 until 1997.

Pat Wood, III has been a member of the Board of Directors since May 2006. He has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he served as chairman of the Public Utility Commission of Texas. Mr. Wood serves as a director of SunPower Corporation. Mr. Wood holds a Bachelor of Science in Civil Engineering degree and a J.D. degree.

We recommend a vote FOR the election of each of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Director Meetings

During the year ended December 31, 2007, the Board held seven meetings. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they have served as a director. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, nine of our directors attended the annual meeting of stockholders.

Board Structure

As of the date of this Proxy Statement, the Board is composed of fourteen directors. Effective as of the 2008 annual meeting, the Board approved the reduction in the number of directors serving on the Board to eleven.

Committees of the Board

The standing committees of the Board are as follows:

Committee	Current Members	Number of Meetings During 2007	Duties of the Committee Include:
Audit Committee	James R. Ball* Bernard Fried Worthing F. Jackman	Ten

•       Monitoring the quality and integrity of Quanta’s financial statements

•       Appointing and compensating the independent registered public accounting firm

•       Considering the independence and assessing the qualifications of the independent registered public accounting firm

•       Reviewing the performance of Quanta’s internal audit function and the independent registered public accounting firm

Compensation Committee	Louis C. Golm* James R. Ball Ralph R. DiSibio Bruce Ranck	Six

•       Overseeing the administration of Quanta’s incentive compensation plans and the issuance of restricted stock under the Quanta Services, Inc. 2007 Stock Incentive Plan

•       Reviewing and approving salaries, bonuses, restricted stock awards and other compensation of all executive officers and other management of Quanta and its subsidiaries

•       Reviewing and approving executive officer employment agreements

Committee	Current Members	Number of Meetings During 2007	Duties of the Committee Include:
Governance and Nominating Committee	Bernard Fried* Louis C. Golm Bruce Ranck Pat Wood, III	Two

•       Developing and recommending corporate governance principles applicable to the Board and Quanta

•       Establishing qualifications for membership on the Board and its committees

•       Making recommendations regarding persons to be nominated for election or re-election to the Board and appointment to its committees

•       Evaluating policies regarding the recruitment of directors

•       Making recommendations regarding persons to be elected as executive officers by the Board

Acquisitions Committee	John R. Colson Vincent D. Foster* Gary A. Tucci	None	• Reviewing and monitoring the strategic direction of Quanta’s acquisition program • Approving acquisitions of companies within certain financial parameters

Small Acquisitions Committee	John R. Colson* Vincent D. Foster	None	• Approving acquisitions of companies within certain financial parameters

*	Chairman

CORPORATE GOVERNANCE

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standard of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta. In addition, we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056.

Board Independence

The Board has determined that Messrs. Ball, Buckman, Conaway, DiSibio, Fried, Golm, Jackman, Ranck and Wood have no material relationship with Quanta (either directly or as a partner, shareholder or officer of an organization that has a relationship with Quanta) and are “independent” within the meaning of the NYSE’s corporate governance listing standards. The Board has made this determination based on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines as currently in effect, which are more stringent than the NYSE director independence standards. Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted on our website at www.quantaservices.com under the heading “Corporate Governance.”

Audit Committee

The Board has examined the composition of the Audit Committee in light of Securities and Exchange Commission (SEC) regulations, NYSE rules governing audit committees and our Corporate Governance Guidelines. Based upon this examination, the Board has confirmed that each of the members of the Audit Committee is “independent” within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit Committee operates under a formal charter adopted by the Board that governs its duties and conduct. The Audit Committee Charter was last amended on March 20, 2008, and is attached as Appendix A to this Proxy Statement. It is also posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Audit Committee are described in “Committees of the Board” above. The Board has determined that Messrs. Fried and Jackman are “audit committee financial experts” within the meaning of SEC regulations.

Compensation Committee

The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee operates under a formal charter adopted by the Board that governs its duties and standards of performance. The Compensation Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Compensation Committee are described in “Committees of the Board” above. For additional information on the Compensation Committee, including a description of its processes and procedures for the consideration and determination of NEO compensation, please see “Compensation Discussion and Analysis — Compensation Committee” below.

Governance and Nominating Committee

The Board has determined that each of the members of the Governance and Nominating Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Governance and Nominating Committee operates under a formal charter adopted by the Board that governs its duties and standards of performance. The Governance and Nominating Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Governance and Nominating Committee are described in “Committees of the Board” above.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct is posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors meet in executive session without management following each regularly scheduled Board meeting. In addition, our “independent” directors meet in executive session at least once each year without the directors who are not “independent.” These sessions are presided over by a Presiding Director who is selected on a rotating basis by the participants at each session.

Communications with the Board

Stockholders and other interested parties may communicate with one or more of our directors, including any Presiding Director or our non-management directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. Pursuant to these qualifications, members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. In addition, Board members should have experience at the policy-making level in business, government, education or technology, and in areas that are relevant to our business. Further, they should have demonstrated leadership skills in the organizations with which they are or have been affiliated. Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with the notice provisions and procedures set forth in our bylaws. For a discussion of these requirements, see “Additional Information — Stockholder Proposals and Nomination of Directors for the 2009 Annual Meeting” below. All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees, including screening candidates, conducting reference checks, preparing a biography of each candidate for the Governance and Nominating Committee to review and helping coordinate interviews.

Once the Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines that additional consideration is warranted, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in “Director Qualifications” above.

In addition, the Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to Quanta, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Quanta management. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

In connection with our acquisition of InfraSource Services, Inc. (InfraSource) and pursuant to the terms of the merger agreement between InfraSource and us, the Board appointed three former directors of InfraSource, Messrs. Buckman, Conaway and Helwig, as members of the Board, effective August 30, 2007.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines. Directors who also are employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. John R. Colson, Chairman of the Board and Chief Executive Officer, and John R. Wilson, President of the Electric Power & Gas Division, are employees of Quanta and thus receive no compensation for their services as directors of Quanta. The compensation received by Messrs. Colson and Wilson as employees of Quanta is set forth in the 2007 Summary Compensation Table on page 28. Gary A. Tucci, Chief Executive Officer of Potelco, a subsidiary of Quanta, also is an employee of a Quanta subsidiary and does not receive any additional compensation for services provided as a director of Quanta.

Pursuant to our director compensation policy, each non-employee director currently receives a fee for attendance at each meeting of the Board or any committee according to the following schedule: $2,000 for attendance at a board meeting in person; $1,000 for attendance at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; and $500 for attendance at a committee meeting by telephone.

Upon initial election to the Board at an annual meeting of stockholders, each such initially elected non-employee director receives an annual cash retainer payment of $30,000 and an annual award of shares of restricted stock having a value of $120,000. Upon initial appointment to the Board other than at an annual meeting of stockholders, for the period from the appointment through the end of the director service year during which the appointment is made, each such initially appointed non-employee director currently receives a pro rata portion of both (i) an annual cash retainer payment of $30,000 and (ii) an annual award of shares of restricted stock having a value of $75,000. At every annual meeting of stockholders at which a non-employee director is re-elected or remains a director, each such re-elected or remaining non-employee director currently receives an annual cash retainer payment of $30,000 and an annual award of shares of restricted stock having a value of $75,000.

In addition, at every annual meeting of the Board, the chairman of the Audit Committee currently receives an annual cash retainer payment of $10,000, the chairman of the Compensation Committee receives an annual cash retainer payment of $5,000 and the chairman of the Governance and Nominating Committee receives an annual cash retainer payment of $4,000.

Unless the director’s service is interrupted, shares of restricted stock awarded to non-employee directors vest over three years in three equal annual installments. Any unvested shares of restricted stock will vest in full if the non-employee director is not nominated for or elected to a new term or resigns at our convenience. If the non-employee director voluntarily resigns or is asked to resign, or is removed for cause prior to vesting, all unvested shares of restricted stock will be forfeited. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Currently, eight non-employee director nominees are standing for election at this meeting.

The following table sets forth the compensation for each non-employee director during the 2007 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Ball	66,000	62,396	—	—	—	—	128,396
Frederick W. Buckman	23,780	6,083	—	—	—	—	29,863
J. Michal Conaway	23,780	6,083	—	—	—	—	29,863
Ralph R. DiSibio	45,500	53,966	—	—	—	—	99,466
Vincent D. Foster	44,000	62,396	—	—	—	—	106,396
Bernard Fried	54,500	71,334	—	—	—	—	125,834
Louis C. Golm	57,000	62,396	—	—	—	—	119,396
David R. Helwig	23,780	6,083	—	—	—	—	29,863
Worthing F. Jackman	48,000	74,090	—	—	—	—	122,090
Bruce Ranck	50,500	74,090	—	—	—	—	124,590
Pat Wood, III	44,500	53,966	—	—	—	—	98,466

(1)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) of awards of restricted stock and thus includes amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008. As of December 31, 2007, each non-employee director held the following aggregate number of shares of restricted stock: Mr. Ball: 7,283; Mr. Buckman: 1,988; Mr. Conaway: 1,988; Mr. DiSibio: 8,544; Mr. Foster: 7,283; Mr. Fried: 7,283; Mr. Golm: 7,283; Mr. Helwig: 1,988; Mr. Jackman: 9,493; Mr. Ranck: 9,493; and Mr. Wood: 7,544. The following dollar amounts represent the grant date fair value of each award of restricted stock granted during the fiscal year ended December 31, 2007 in accordance with FAS 123(R) to each non-employee director: Mr. Ball: $75,000; Mr. Buckman: $54,452; Mr. Conaway: $54,452; Mr. DiSibio: $75,000; Mr. Foster: $75,000; Mr. Fried: $75,000; Mr. Golm: $75,000; Mr. Helwig: $54,452; Mr. Jackman: $75,000; Mr. Ranck: $75,000; and Mr. Wood: $75,000.

(2)	As of December 31, 2007, each non-employee director held the following aggregate number of outstanding stock options: Mr. Ball: 30,000; Mr. Buckman: 24,353; Mr. Conaway: 18,265; Mr. Foster: 30,000; Mr. Golm: 10,000; and Mr. Helwig: 378,606.

Compensation Committee Interlocks and Insider Participation

In 2007, James R. Ball, Ralph R. DiSibio, Louis C. Golm and Bruce Ranck served as members of the Compensation Committee. None of these persons served as an employee or officer of Quanta or any of its subsidiaries during 2007 or was formerly an officer of Quanta or any of its subsidiaries. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position(s) with Quanta
John R. Colson	60	Chief Executive Officer, Chairman of the Board of Directors
James H. Haddox	59	Chief Financial Officer
John R. Wilson	58	President — Electric Power and Gas Division, Director
Kenneth W. Trawick	60	President — Telecommunications and Cable Television Division
Tana L. Pool	48	Vice President and General Counsel
Derrick A. Jensen	37	Vice President, Controller and Chief Accounting Officer
Nicholas M. Grindstaff	45	Treasurer
Benadetto G. Bosco	50	Senior Vice President — Business Development and Outsourcing
James F. O’Neil III	49	Senior Vice President — Operations Integration and Audit
Darren B. Miller	48	Vice President — Information Technology and Administration

For a description of the business background of Messrs. Colson and Wilson, see “Election of Directors” above.

James H. Haddox has served as our Chief Financial Officer since November 1997 and served as our Secretary from December 1997 until March 1999 and as our Treasurer from December 1997 until September 1999. Mr. Haddox is a Certified Public Accountant.

Kenneth W. Trawick has served as our President of the Telecommunications and Cable Television Division since June 2004 and served as President of Trawick Construction Company, Inc. (Trawick Construction), a telecommunications specialty contractor and now a subsidiary of Quanta, from April 2003 until May 2004, and as a Vice President of Quanta from June 2001 until March 2003. Mr. Trawick joined Trawick Construction in 1974 and served as its Executive Vice President from January 2000 until May 2001.

Tana L. Pool has served as our Vice President and General Counsel since January 2006. Ms. Pool served as Senior Counsel with the law firm of Akin Gump Strauss Hauer & Feld LLP from August 2004 until December 2005 and as Counsel with the law firm of King & Spalding LLP from May 2001 until July 2004. Ms. Pool holds a J.D. degree and is a Certified Public Accountant.

Derrick A. Jensen has served as our Vice President and Controller since December 1997 and as our Chief Accounting Officer since March 1999.

Nicholas M. Grindstaff has served as our Treasurer since October 1999 and served as our Assistant Treasurer from March 1999 until September 1999. Mr. Grindstaff holds a Master of Science in Accounting degree.

Benadetto G. Bosco has served as our Senior Vice President of Business Development and Outsourcing since May 2004 and served as our Senior Vice President of Outsourcing from April 2003 until April 2004 and as our Vice President of Outsourcing from July 2002 until April 2003. From 1997 until joining Quanta, he served as Vice President of Network/National Sales for Exelon Infrastructure Services, Inc., a provider of transmission and distribution infrastructure services to electrical, gas, telecommunications and cable industries. Mr. Bosco holds an M.B.A. degree.

James F. O’Neil III has served as our Senior Vice President of Operations Integration and Audit since December 2002 and served as our Vice President of Operations Integration from August 1999 until December 2002.

Darren B. Miller has served as our Vice President of Information Technology and Administration since October 2003. From 1996 until May 2003, Mr. Miller held various positions with Encompass Services Corporation, a provider of facilities systems and services to the construction, healthcare, commercial realty and technology industries, most recently serving as Senior Vice President and Chief Financial Officer.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Compensation Committee

Overview

The Compensation Committee administers the compensation programs for all of our named executive officers, or NEOs. As described above under “Information Concerning the Board of Directors — Committees of the Board,” the Board has determined that each member of the Compensation Committee is “independent” within the meaning of the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee’s guiding principles with respect to NEO compensation are:

•	to align our NEOs’ incentives with stockholder value creation,

•	to attract, motivate and retain the best possible executive officer talent by maintaining compensation programs that allow us to effectively compete with our competitors,

•	to tie cash and stock incentives to the achievement of measurable corporate, business unit and individual performance goals that are linked to our long-term strategic plan, and

•	to promote an ownership culture.

Consistent with these principles, the Compensation Committee has implemented and maintained compensation plans that reward our NEOs for their contributions to Quanta’s short-term and long-term performance and for creating and building stockholder value. Overall, the total potential compensation payouts for our NEOs are intended to create compensation opportunities equivalent to the median compensation levels of our peer companies.

In the first quarter of each fiscal year, the Compensation Committee meets to discuss our prior year’s financial performance, to evaluate the performance of our NEOs, to determine the amounts, if any, that will be awarded to each NEO under our annual, supplemental and discretionary incentive plans (each of which is described below) for the prior fiscal year as well as to establish compensation targets for each NEO for the upcoming fiscal year. In establishing compensation targets for the NEOs for the upcoming fiscal year, and as further discussed below, the Compensation Committee takes into account the results of the most recent compensation benchmarking study and published compensation survey data for our industry and also solicits input from our Chief Executive Officer (other than as to his own compensation). In addition, during the first quarter of each fiscal year, the Compensation Committee establishes the financial performance goals and strategic goals to be used to evaluate the performance of each NEO under our incentive plans. For the 2007 performance year, the financial results of InfraSource Services, Inc. (InfraSource), which was acquired by Quanta in August 2007, were excluded from the determination of whether the financial performance goals were achieved under our incentive plans.

Use of Compensation Benchmarking Studies and Published Compensation Survey Data

A guiding principle of the Compensation Committee’s compensation setting process is to attract, motivate and retain the best possible executive officer talent. Consistent with this guiding principle, the Compensation Committee establishes target pay standards for our NEOs at median market levels. To determine market pay levels, the Compensation Committee utilizes compensation benchmarking studies and published compensation survey data for our industry that are prepared and compiled for the committee by outside consultants. The Compensation Committee utilizes the compensation benchmarking studies and the published compensation survey data not only to establish the overall compensation levels for our NEOs, but also to determine the significance of individual components of compensation and the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation. Typically, the Compensation Committee engages an outside consultant to conduct a compensation benchmarking study for it no less than once every two years for our NEOs. In the years that the Compensation Committee does not commission a compensation benchmarking study, such as 2007, it establishes compensation targets for our NEOs by utilizing the prior year’s compensation amounts, generally revising base salaries pursuant to an inflation rate adjustment.

The Compensation Committee believes that it is appropriate to utilize compensation benchmarking studies of our peer and competitor companies and the published compensation survey data for our industry to establish compensation targets because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. However, the Compensation Committee believes compensation benchmarking studies should only be considered a point of reference for measurement, but not the determinative factor for our NEOs’ compensation. The purpose of the studies is not to supplant the significance of the individual performance of our NEOs that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmark studies is just one of the pieces of information that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use.

The Compensation Committee Charter grants to the Compensation Committee the authority to hire and fire its advisors and compensation consultants and to approve their compensation. These advisors report directly to the Compensation Committee.

In 2006, the Compensation Committee retained Ernst & Young LLP (E&Y) to perform a compensation benchmarking study for our then NEOs and other key employees that would provide market data for base salary, total cash compensation (base salary plus annual incentive compensation) and total direct compensation (total cash compensation plus long-term incentive compensation) for each NEO position. The Compensation Committee instructed E&Y to report directly to it but authorized E&Y to communicate with Darren B. Miller, our Vice President of Information Technology and Administration, to obtain information. E&Y, with input from our management, assembled a broad group of companies for the purpose of obtaining competitive data and, with Compensation Committee approval, selected the following twelve companies for inclusion in the compensation benchmarking study either because, at the time, they were our direct competitors or because they provided similar services and were of a similar size or market capitalization:

•	Chicago Bridge & Iron Company N.V.

•	Comfort Systems USA, Inc.

•	Dycom Industries, Inc.

•	Emcor Group, Inc.

•	Fluor Corporation

•	InfraSource Services, Inc.

•	Jacobs Engineering Group Inc.

•	MasTec, Inc.

•	Pike Electric Corporation

•	The Shaw Group Inc.

•	URS Corporation

•	Washington Group International, Inc.

As a result of mergers, acquisitions and other changes, the Compensation Committee will periodically update the companies in our future compensation benchmarking studies using the criteria outlined above.

E&Y’s 2006 compensation benchmarking study (the 2006 E&Y Compensation Benchmarking Study) provided the Compensation Committee with information regarding compensation programs of, and the average and median compensation levels among, companies in the peer group. E&Y also utilized several sources of published compensation survey data by matching, with management’s input, the titles and job descriptions of our then NEOs and other key employees with those in the surveys to provide us with additional competitive compensation information. To establish compensation targets for the 2007 performance year for our NEOs, the Compensation Committee utilized the results of the 2006 E&Y Compensation Benchmarking Study and the published compensation survey data.

The Compensation Committee engaged E&Y for the 2006 E&Y Compensation Benchmarking Study independently and without input from our management for the purpose of providing competitive data and advice regarding compensation programs. E&Y did not provide, and was not asked by the Compensation Committee to provide, recommendations as to specific compensation payments to our NEOs. The Compensation Committee had the authority to terminate E&Y’s engagement and to engage another consultant at its discretion. As discussed below, the Compensation Committee also engaged E&Y in 2007 to assist it in reviewing the current structure of our compensation plans. Our Governance and Nominating Committee also separately engaged E&Y in 2006 to perform a director compensation benchmarking study that would provide it with market data for each element of board compensation, including cash retainers, meeting fees, committee fees and equity compensation.

In 2008, the Compensation Committee retained E&Y to perform a compensation benchmarking study for our NEOs that provides market data for base salary, total cash compensation (base salary plus annual incentive compensation) and total direct compensation (total cash compensation plus long-term incentive compensation) for each NEO position (the 2008 E&Y Compensation Benchmarking Study). For the 2008 E&Y Compensation Benchmarking Study, we eliminated from the peer group InfraSource (as a result of its acquisition by Quanta) and Washington Group International, Inc. (as a result of its acquisition by URS Corporation). The Compensation Committee utilized the 2008 E&Y Compensation Benchmarking Study to establish compensation targets for the 2008 performance year for our NEOs (in the aggregate as well as for each component of our compensation plans, including base salary).

Further, management has engaged E&Y from time to time in the past to provide compensation benchmarking services to it with respect to non-executive officer positions in order to leverage E&Y’s knowledge of Quanta and E&Y’s previously performed data gathering work for the Compensation and Governance and Nominating Committees.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in the compensation setting process of our NEOs. The most significant aspects of our Chief Executive Officer’s role are, after taking into account the input from other members of management, recommending compensation plans, financial performance goals and strategic goals relating to each NEO, evaluating NEO performance and recommending base salary levels and cash bonus and equity awards (other than with respect to himself). At the same time, it should be noted that, while our Chief Executive Officer makes recommendations as to the goals and awards for NEO compensation (other than with respect to himself), the Compensation Committee has final authority and complete discretion in ultimately setting NEO compensation goals and awards.

In the first quarter of each fiscal year, our Chief Executive Officer and certain of our other executive officers meet with the Compensation Committee to propose financial performance goals for the upcoming fiscal year. The Compensation Committee reviews these goals and adjusts them as it deems appropriate. Each of our

NEOs also proposes his individual strategic goals for the upcoming fiscal year to our Chief Executive Officer. Our Chief Executive Officer reviews the submitted strategic goals discussed below and, together with his own individual strategic goals, submits them to the Compensation Committee for its consideration. Once the Compensation Committee is satisfied with the strategic goals submitted, as may be modified by it, the Compensation Committee approves them and, along with the financial performance goals discussed below, utilizes them to determine payouts under our executive compensation plans. In addition, our Chief Executive Officer selects, with the approval of the Compensation Committee, the participants in our annual, supplemental and discretionary incentive plans for each fiscal year.

At the request of the Compensation Committee, our Chief Executive Officer and certain other executive officers also participate in the Compensation Committee meeting held in the first quarter of each year to review Quanta’s and each NEO’s performance for the purposes of making any appropriate NEO compensation awards. Our Chief Executive Officer presents to the Compensation Committee his evaluation of the performance of the other NEOs, including in relation to each of their prior year’s strategic goals, and his compensation recommendations as to them. The Compensation Committee considers these evaluations and recommendations in determining salaries for the upcoming fiscal year and the amounts to be paid pursuant to our incentive plans.

To assist the Compensation Committee as it makes its compensation decisions, our management also prepares information for certain of the Compensation Committee meetings, including detailed spreadsheets indicating, among other things, the salary and compensation payouts, both cash and equity, under our incentive plans most recently approved by the Compensation Committee, the prior year’s financial performance and individual strategic goals and the Chief Executive Officer’s recommendations as to salary for the current year as well as the compensation payouts (other than as to himself), both cash and equity, for the prior performance year under our incentive plans.

These spreadsheets also reflect the potential payments to each of our NEOs under selected performance scenarios, namely the amounts of compensation that would be payable under target payouts under our incentive plans. The overall purpose of these spreadsheets is to bring together, in one place, several of the elements of actual and potential future compensation of our NEOs, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the total amount of actual and projected compensation for a particular performance year.

All of our executive officers, other than our Chief Executive Officer, leave the Compensation Committee meetings at the time their performance relative to their respective goals and awards are discussed. Our Chief Executive Officer leaves the Compensation Committee meetings and the Compensation Committee meets in executive session when his performance relative to his goals and awards are discussed.

2007 Compensation Committee Meetings

The Compensation Committee met a total of six times during the fiscal year ended December 31, 2007. The significant actions taken by the Compensation Committee with respect to executive compensation matters in 2007 include: (i) approving the payouts under our incentive plans relating to the 2006 performance year and approving the financial performance and individual strategic goals for the 2007 performance year, all as discussed below, (ii) retaining E&Y to assist the Compensation Committee in evaluating the current structure of our compensation plans and whether any modifications are advisable (as discussed below under “2007 Changes to Compensation Plans”), and (iii) establishing an integration plan for the incentive plans of InfraSource Services, Inc., which was acquired by Quanta through a merger transaction in August 2007.

How Our Compensation Programs Work

The Compensation Committee believes that a significant portion of the pay of our NEOs should be directly linked to performance, thus our compensation programs are designed to reward strong performance by both Quanta and the individual NEOs. The Compensation Committee believes that the two financial performance goals critical in measuring our success and stockholder value creation are operating income and return on equity (ROE) (as both terms are defined in the annual incentive plan and supplemental incentive plan, respectively). Consequently, the Compensation Committee ties a substantial portion of the compensation provided to our NEOs to their contributions in achieving success with respect to these two financial performance goals. Operating income is the primary driver of net income, which is a key element impacting our stock price. In comparison to net income, operating income is a more direct measure of the effectiveness of our business operations. ROE measures our effectiveness in generating financial return relative to our stockholders’ equity. When determining the operating income and ROE financial performance goals, the Compensation Committee uses a multiplier to incorporate a “stretch” factor as further discussed below that it believes will challenge our NEOs to excel in the performance of their duties.

In addition to rewarding our NEOs for the achievement of financial performance goals, the Compensation Committee rewards them for their achievement of certain strategic goals that it believes to be critical to stockholder value creation. These goals are established for each NEO with the approval of the Compensation Committee. The 2007 goals for our NEOs are discussed below.

Although the Compensation Committee makes many decisions in the first quarter of the fiscal year, the Compensation Committee remains engaged throughout the year in evaluating our performance and that of our NEOs and making adjustments to eligible participants and financial performance and individual strategic goals as it deems appropriate. The Compensation Committee measures the effectiveness of our compensation programs based on their success in creating incentives for our NEOs to meet and exceed the financial performance and strategic goals that the Compensation Committee believes are strongly linked to stockholder value creation and to our ability to attract and retain executive officers who will provide exceptional levels of service.

The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors and thus, makes changes to the level of our executive officer compensation from time to time. Adjustments to both overall compensation and the individual components of compensation are based on various factors, including the results of compensation benchmarking studies, published compensation survey data, economic conditions and the effects of inflation, changes in our business operations and changes in the compensation practices of our competitors. The Compensation Committee also takes into account the executive officer’s individual performance when making compensation adjustments.

Under our supplemental incentive plan (described below), assuming the applicable plan goals are achieved, the Compensation Committee typically rewards our NEOs with restricted stock, which generally vests over three years in equal annual installments, because it believes that such awards encourage the alignment of the NEOs’ interests with those of our stockholders. Moreover, the vesting period of the restricted stock encourages an ownership culture, executive officer retention and the preservation of stockholder value. All grants of restricted stock to our NEOs in 2007 were made pursuant to the Quanta Services, Inc. 2001 Stock Incentive Plan (as amended and restated, the 2001 Plan). Concurrent with stockholder approval of the Quanta Services, Inc. 2007 Stock Incentive Plan (the 2007 Plan) at our annual meeting of stockholders on May 24, 2007, the 2001 Plan was terminated. Outstanding awards granted under the 2001 Plan will continue to be governed by the terms of the 2001 Plan and all future awards will be made pursuant to the 2007 Plan.

Elements of Executive Compensation

The key components of our current compensation program for our NEOs are (i) base salary, (ii) awards under our annual, supplemental and discretionary incentive plans and (iii) other compensation consisting primarily of matching 401(k) contributions. Each component of our compensation program has a critical role in creating compensation payouts that motivate and reward strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each other compensation component.

Base Salary

Base salary is a critical element of our NEO compensation because it provides NEOs with a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs, including our Chief Executive Officer, are determined annually by the Compensation Committee, taking into account such factors as competitive industry salaries (especially the salary practices at companies in our peer group), a subjective assessment of the nature of the position, contribution, experience and level of responsibility of the NEO and such NEO’s length of service. While base salaries provide a basic level of economic security for our NEOs, the Compensation Committee uses the compensation benchmarking studies described above and published compensation survey data to establish our performance-based compensation such that a significant portion (generally greater than 50%) of a NEO’s total target compensation is pursuant to the incentive compensation plans described below.

Annual Incentive Plan

Our annual incentive plan is designed to provide Quanta’s NEOs with performance awards payable annually in cash in recognition of achieving certain financial performance goals (as discussed below). Our annual incentive plan rewards performance measured against financial performance goals approved by the Compensation Committee and encourages our NEOs to increase stockholder value by focusing on growth in revenue and earnings.

In recent years, including for the 2007 performance year, each NEO’s award pursuant to the plan has been determined based on the achievement by Quanta of a certain operating income goal. Taking into account competitive market data, the Compensation Committee establishes the operating income financial performance goal by applying a multiplier (which in 2007 was 110%) to the operating income amount budgeted for 2007 as approved by the Board so that our NEOs will be challenged to excel in the performance of their duties. For purposes of the annual incentive plan, operating income is defined as operating income less interest expense, net of interest income.

The payout for each NEO under the annual incentive plan is dependent on the percent of such NEO’s salary that is determined to be subject to the plan (the AIP Target Incentive). The Compensation Committee, after taking into account the AIP Target Incentive established for the 2006 performance year, which incorporated, among other things, the results of the 2006 E&Y Compensation Benchmarking Study, established the AIP Target Incentive for the NEOs for the 2007 performance year as 100% of their respective base salaries. To receive the threshold payout under the plan, established at 25% of the AIP Target Incentive (or for the NEOs, 25% of base salary), Quanta would have to achieve 75% of the operating income goal for the 2007 performance year. Achievement by Quanta of 100% and 200% or greater of the operating income goal would result in a target and maximum payout of 100% and 200%, respectively, of the AIP Target Incentive. The plan also provides for a range of payouts for the achievement by Quanta of the operating income goal at other percentages between 75% and 200%. Quanta met or exceeded its financial performance goal under the annual incentive plan for three of the past five performance years, including the 2007 performance year. For the 2007 performance year, the Compensation Committee established the operating income financial performance goal at $168,739,000, which represented an approximately 68% increase as compared to the same goal for the 2006 performance year. The Compensation Committee believes that these year over year increases represent meaningful improvements for Quanta and, therefore, are reasonably difficult to attain. For the 2007 performance year, Quanta achieved 103% of its operating income goal under our annual incentive plan. As indicated above, the financial results of InfraSource were excluded from the determination of Quanta’s achievement of this goal.

Supplemental Incentive Plan

Our supplemental incentive plan provides additional awards to Quanta’s NEOs based upon Quanta’s performance against a specified financial performance goal and the NEOs’ individual performance against specified strategic goals. In recent years, including for the 2007 performance year, there have been two components to the supplemental incentive plan. The first component, which accounts for 50% of the total supplemental incentive plan payout opportunity, has been based on Quanta’s achievement of a ROE financial performance goal (the ROE Component), while the second component, which accounts for the remaining 50% of the payout opportunity and is discretionary, has been based on a NEO’s achievement of certain approved individual strategic goals (the Strategic Goal Component). The Compensation Committee believes that the discretionary payout opportunity of the Strategic Goal Component assists the Compensation Committee in linking executive pay with individual performance and rewarding strong individual performance apart from considerations of whether Quanta has met its financial performance goals for a stated fiscal year.

The payouts under both components of the supplemental incentive plan are dependent on a fixed dollar amount that the Compensation Committee, based on compensation benchmarking studies, determines to be subject to the plan (the SIP Target Incentive). The Compensation Committee utilized the SIP Target Incentive established for the 2006 performance year, which incorporated, among other things, the results of the 2006 E&Y Compensation Benchmarking Study, to establish the SIP Target Incentive for the 2007 performance year. Specifically, for the 2007 performance year, the Compensation Committee established the SIP Target Incentive for each of our NEOs as follows: Mr. Colson, $1,350,000; Mr. Haddox, $500,000; Mr. Trawick, $350,000; Mr. Wilson, $350,000; and Mr. Avila, $300,000.

A portion of the SIP Target Incentive is allocated to each component of the plan based on the percentage of the total plan payout that is attributable to such component. Accordingly, as it was for the 2006 performance year, for the 2007 performance year, 50% of the SIP Target Incentive was subject to the ROE Component and 50% was subject to the Strategic Goal Component.

For purposes of the ROE Component, the ROE financial performance goal is broadly defined as the quotient of the budgeted amount of net income, as approved by our Board and as adjusted by a multiplier, over stockholder’s equity, as adjusted for certain items. The multiplier (which in 2007 was 110% and was applied to the budgeted amount approved by the Board) is used to challenge our NEOs in the performance of their duties. To receive the threshold payout, established at 25% of the SIP Target Incentive allocated to the ROE Component, Quanta would have to achieve 75% of the ROE goal for the 2007 performance year. Achievement by Quanta of 100% and 200% or greater of the ROE goal would result in a target and maximum payout of 100% and 200%, respectively, of the SIP Target Incentive allocated to the ROE Component. The plan also provides for a range of payouts for the achievement by Quanta of the ROE goal at other percentages between 75% and 200%. Quanta met or exceeded its financial performance goal under the supplemental incentive plan for two of the past five performance years. For the 2007 performance year, the Compensation Committee established the ROE financial performance goal at 21.5%, which represented an approximately 35% increase as compared to the same goal for the 2006 performance year. The Compensation Committee believes that these year over year increases represent meaningful improvements for Quanta and, therefore, are reasonably difficult to attain. For the 2007 performance year, Quanta achieved 97% of its ROE goal under our supplemental incentive plan, which results in a 91% payout on the ROE Component. As indicated above, the financial results of InfraSource were excluded from the determination of Quanta’s achievement of this goal.

The Strategic Goal Component of the supplemental incentive plan is based on achieving certain individual strategic goals that are approved annually by the Compensation Committee for each NEO. The strategic goals generally relate to both quantitative and qualitative measures of performance that the Compensation Committee believes create stockholder value. A general description of the strategic goals for 2007 utilized by the Compensation Committee to evaluate the individual performances of our NEOs is set forth under “Executive Compensation Decisions for the 2007 Performance Year.” In determining payouts under this portion of our supplemental incentive plan, the Compensation Committee also considers each NEO’s demonstration of ethical behavior and compliance with our Code of Ethics and Business Conduct.

Awards under the supplemental incentive plan can be paid in cash, restricted stock or a combination thereof at the Compensation Committee’s discretion. In recent years, including the 2007 performance year, all awards have been paid in restricted stock to provide a concrete link between our NEOs’ compensation and the creation of stockholder value and to encourage executive officer retention. In order to adjust the restricted stock awards to their cash equivalent, the Compensation Committee applies a multiplier to the established SIP Target Incentive. This multiplier ensures that the value of the restricted stock awards incorporate the risk and liquidity premiums that a cash award has relative to a restricted stock award of the same dollar value. For the 2007 performance year, the Compensation Committee established the multiplier at 110% of the SIP Target Incentive.

Discretionary Incentive Plan

Awards under the discretionary incentive plan are made at the discretion of our Chief Executive Officer, with the approval of the Compensation Committee, and are payable in cash, restricted stock or a combination thereof. These rewards provide the Chief Executive Officer with the flexibility to, among other things, reward exceptional performance. For the 2007 performance year, the Compensation Committee approved awards under the discretionary incentive plan to each of our NEOs as discussed in more detail below.

Other Compensation

We have provided our Chief Executive Officer and other NEOs with certain perquisites, including an annual executive physical program and, specifically with respect to our Chief Executive Officer, personal use of our company aircraft. We have provided such perquisites as a means of providing additional compensation to the Chief Executive Officer and the other NEOs, through the availability of benefits that are convenient for the executives to use when faced with the demands of their positions. Under our corporate aircraft usage policy, any personal use of our company aircraft must be preapproved by our Chief Executive Officer and any personal use by our Chief Executive Officer or any other NEO must be reported to the Compensation Committee on a quarterly basis. For 2007, none of our NEOs received any perquisites or other personal benefits of an amount required to be reported by the Securities and Exchange Commission pursuant to applicable rules and regulations.

In addition to their base salaries and awards under the incentive plans described above, our NEOs receive matching contributions from Quanta to their 401(k) accounts. Quanta matches 100% of a NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of a NEO’s pretax contributions up to the next 3% of such NEO’s base salary.

Exercise of Discretion in Executive Compensation Decisions

The Compensation Committee has complete discretion to withhold payment pursuant to any of our incentive compensation plans irrespective of whether we or our NEOs have successfully met the goals set under these plans.

Grants of Equity Awards Practices

The Compensation Committee meets in the first quarter of each fiscal year to, among other things, grant equity awards. This meeting occurs after our earnings release for the fourth quarter of the prior fiscal year to allow the Compensation Committee to have complete financial results for the prior fiscal year at the time that it evaluates our performance and that of our NEOs. Our Compensation Committee may, in its discretion, also grant restricted stock awards in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position. Our practice with respect to restricted stock awards is to use the closing market price on the date of grant to determine the value of the award. It is not the intention of the Compensation Committee to time the granting of awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

Executive Compensation Decisions for the 2007 Performance Year

In March 2008, the Compensation Committee evaluated the compensation of our NEOs relative to, among other things, Quanta’s 2007 financial performance. The Compensation Committee also reviewed the individual performance of each of our NEOs relative to the strategic goals that the Compensation Committee approved for them in March 2007.

Compensation of Chief Executive Officer

Based on the results of the 2008 E&Y Compensation Benchmarking Study, his position, performance, contribution, length of service and recent inflation data, the Compensation Committee approved an increase in Mr. Colson’s annual base salary to $800,000. Based on the achievement during the 2007 performance year of Quanta’s financial performance goals and of Mr. Colson’s individual strategic goals of (i) completing a significant strategic acquisition and reducing the cost structure of the acquired company by a minimum specified dollar value, (ii) continuing to execute on Quanta’s long-term strategic plan, (iii) attaining a specified consolidated operating income margin goal and (iv) continuing to implement and monitor Quanta’s executive development plan, the Compensation Committee awarded Mr. Colson a cash incentive of $715,850 under the annual incentive plan and $1,289,250 worth of restricted stock under the supplemental incentive plan. Additionally, based upon Quanta’s 2007 financial performance and sustained stock price growth over the past three years as well as Mr. Colson’s role in the successful ongoing progress of integrating InfraSource into Quanta, the Compensation Committee approved the award of $100,000 worth of restricted stock under the discretionary incentive plan.

Compensation of Other Named Executive Officers

Based on the results of the 2008 E&Y Compensation Benchmarking Study, their respective positions, performance, contributions, length of service and recent inflation data, the Compensation Committee approved an increase in base salary for each of our other NEOs. The new base salaries are as follows: Mr. Haddox, $480,000; Mr. Trawick, $440,000; Mr. Wilson, $480,000; and Mr. Avila, $375,000. After an evaluation of Quanta’s achievement of the operating income financial performance goal during the 2007 performance year, the Compensation Committee awarded the following cash incentives under the annual incentive plan: Mr. Haddox — $386,250; Mr. Trawick — $375,950; Mr. Wilson — $386,250; and Mr. Avila — $320,835. The Compensation Committee also awarded the following amounts of restricted stock under the supplemental incentive plan for Quanta’s achievement of the ROE financial performance goal and the achievement by each other NEO of the individual strategic goals specified: Mr. Haddox — $477,500 (strategic goals achieved: completing a significant strategic acquisition and reducing the cost structure of the acquired company by a minimum specified dollar value, continuing to execute on Quanta’s long-term strategic plan, increasing Quanta’s financial analyst coverage, successfully renegotiating Quanta’s credit facility by, among other things, obtaining improved financing rates and increasing Quanta’s surety capacity by a specified dollar value); Mr. Trawick — $319,250 (strategic goals achieved: attaining specified financial goals); Mr. Wilson — $319,250 (strategic goals achieved: attaining specified financial goals, successfully completing the divestiture of a specified Quanta operating unit at a sales price in excess of a minimum specified dollar value and achieving specified safety improvement goals for Quanta’s Electric Power and Gas Division); and Mr. Avila — $276,500 (strategic goals achieved: reducing the cost structure of the company acquired in connection with the above mentioned significant strategic acquisition by a minimum specified dollar value, attaining specified financial goals and continuing to develop Quanta’s long-term strategic plan). Additionally, based upon Quanta’s 2007 financial performance and sustained stock price growth over the past three years as well as the respective role of each other NEO in the successful ongoing progress of integrating InfraSource into Quanta, the Compensation Committee approved awards of the following amounts of restricted stock under the discretionary incentive plan: Mr. Haddox — $25,000; Mr. Trawick — $25,000; Mr. Wilson — $25,000; and Mr. Avila — $25,000. Mr. Avila was not ultimately granted either of the above awards of restricted stock because he resigned on March 6, 2008 and therefore was not an employee of Quanta at the time such awards were granted.

Stock Ownership Guidelines

We expect all of our directors and executive officers to display confidence in us by ownership, after five years of service, of a significant amount of our stock. Our Governance and Nominating Committee has established minimum stock ownership guidelines, for which the amounts are calculated as follows:

•	for directors, the director’s annual cash retainer (excluding the annual cash retainer paid to the chairman of each committee of the Board) is multiplied by four (4) times; and

•	for our executive officers, including our NEOs, the executive officer’s base salary is multiplied by the appropriate multiple:

•	Chief Executive Officer — 5x

•	Chief Financial Officer — 4x

•	Operating Division President — 3x

•	Other Executive Officer — 1x.

The amount of each of the above is then divided by the average closing price of our Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares required to be held by each director or executive officer. Under the stock ownership guidelines, the amount of unvested restricted stock held by a director or executive officer is included in the calculation of the amount of such director’s or executive officer’s ownership. The number of shares to be held by any individual will only change, with respect to directors, annually as of our annual Board meeting and, with respect to an executive officer, if the individual is promoted to a higher position.

As of December 31, 2007, all of our directors and NEOs were in compliance with our stock ownership guidelines.

2007 Changes to Compensation Plans

During 2007, the Compensation Committee, with assistance from E&Y, conducted a review of the current structure of our incentive plans to determine if any changes were advisable. Following this review, the Compensation Committee determined that the current structure of our incentive plans was generally consistent with the Compensation Committee’s guiding principles and, thus, decided to maintain the current structure of our incentive plans for the 2008 performance year.

Employment Agreements

We have entered into an employment agreement with each of our NEOs, except Mr. Avila. Under the terms of our employment agreements, the Chief Executive Officer and the other NEOs with agreements are entitled to payments and benefits upon the occurrence of specified events including termination of employment and upon a change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in the section entitled “Potential Payouts Upon Termination or Change in Control” below. In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with each of the applicable NEOs. The termination of employment provisions of the employment agreements were entered into in order to address competitive concerns by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these arrangements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the expected compensation upon joining or maintaining employment with us, as applicable.

Under our employment agreement with our NEOs, if benefits to which the applicable NEOs become entitled are subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), then the NEOs generally will be entitled to an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment.

Impact of Regulatory Requirements on our Executive Compensation Decisions

Our Compensation Committee considers the accounting and tax implications of its compensation decisions as one factor among many.

Section 162(m) of the Internal Revenue Code limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain executive officers unless the compensation is “performance-based” as defined under federal tax laws. To the extent possible, the Compensation Committee intends to preserve the federal income tax deductibility of the compensation payable to our NEOs, but may choose to provide compensation that may not be deductible if it believes that such payments are appropriate to ensure that our NEOs receive total compensation that is competitive with our peer group or reflects superior performance.

2007 Summary Compensation Table

Shares of restricted stock, the dollar value of which is listed under the column “Stock Awards” below, vest over three years in equal annual installments commencing on the applicable vesting date for the quarter in which the award is made, assuming the NEO continues to meet the requirements for vesting. Dividends are paid on restricted stock as and when dividends are paid on Common Stock.

Based on the base salary of the NEOs earned during 2007, the compensation cost of equity awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and the dollar value of non-equity incentive plan compensation awarded to the NEOs for the 2007 performance year, “Salary,” “Stock Awards” and “Non-Equity Incentive Plan Compensation” accounted for approximately 32%, 35% and 33%, respectively, of the “Total” compensation of the NEOs.

The following table sets forth the compensation paid or accrued by Quanta in the last fiscal year to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
John R. Colson	2007	685,050	—	1,144,271	(1)	—	715,850	(2)	—	10,125	2,555,296
Chief Executive Officer	2006	648,900	—	695,990	(3)	—	851,760	(4)	—	9,900	2,206,550

James H. Haddox	2007	369,624	—	480,858	(1)	—	386,250	(2)	—	10,125	1,246,857
Chief Financial Officer	2006	350,097	—	316,431	(3)	—	459,545	(4)	—	9,900	1,135,973

Kenneth W. Trawick	2007	359,550	—	317,843	(1)	—	375,950	(2)	—	10,125	1,063,468
President — Telecommunications and Cable Television Division	2006	339,900	—	266,590	(3)	—	446,160	(4)	—	9,900	1,062,550

John R. Wilson	2007	369,624	—	296,422	(1)	—	386,250	(2)	—	10,125	1,062,421
President — Electric Power and Gas Division	2006	350,097	—	196,967	(3)	—	459,545	(4)	—	9,900	1,016,509

Joseph A. Avila(6)	2007	311,490	—	64,100	(1)	—	320,835	(2)	—	—	706,550
Executive Vice President — Strategic Operations and Process

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) of restricted stock awards and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(2)	Represents the dollar value of the cash incentives earned under our 2007 Annual Incentive Plan. For further details regarding the 2007 Annual Incentive Plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Plan” above. These cash incentives were approved by the Compensation Committee at a meeting held on March 4, 2008 and were paid out shortly thereafter.

(3)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of restricted stock awards and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2007.

(4)	Represents the dollar value of the cash incentives earned under our 2006 Annual Incentive Plan. For further details regarding the 2006 Annual Incentive Plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Plan” included in our Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders filed with the SEC on April 19, 2007. These cash incentives were approved by the Compensation Committee at a meeting held on March 2, 2007 and were paid out shortly thereafter.

(5)	Represents our matching contributions to the NEO’s 401(k) account.

(6)	Effective March 6, 2008, Mr. Avila resigned from his position as Executive Vice President — Strategic Operations and Process of Quanta.

2007 Grants of Plan Based Awards Table

The following table sets forth each grant of an award made to each of the NEOs in 2007 under non-equity and equity incentive plans.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units ($)	All Other Option Awards: Number of Securities Underlying Options ($)	Base Price of Stock Awards on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
John R. Colson	03/22/07	03/02/07	163,800	655,200	1,310,400	168,750	1,350,000	2,700,000	—	—	25.43	1,600,793
James H. Haddox	03/22/07	03/02/07	88,374	353,496	706,992	62,500	500,000	1,000,000	—	—	25.43	666,927
Kenneth W. Trawick	03/22/07	03/02/07	85,800	343,200	686,400	43,750	350,000	700,000	—	—	25.43	400,192
John R. Wilson	03/22/07	03/02/07	88,374	353,496	706,992	43,750	350,000	700,000	—	—	25.43	400,192
Joseph A. Avila	03/22/07	03/02/07	77,873	311,490	622,980	37,500	300,000	600,000	—	—	25.43	49,995

(1)	Includes possible payout amounts under our 2006 Annual Incentive Plan. For further details regarding the 2007 Annual Incentive Plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Plan” above.

(2)	Includes possible payout amounts under our 2006 Supplemental Incentive Plan. These payouts may be in the form of restricted stock, the number of shares of which to be determined on the applicable grant date. For further details regarding the 2007 Supplemental Incentive Plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Supplemental Incentive Plan” above.

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth for each NEO, unexercised options, unvested stock and equity incentive plan awards outstanding as of the end of the 2007 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John R. Colson	—	—	—	—	—	157,135	(1)	4,123,222	—	—
James H. Haddox	—	—	—	—	—	66,609	(2)	1,747,820	—	—
Kenneth W. Trawick	—	—	—	—	—	40,419	(3)	1,060,595	—	—
John R. Wilson	—	—	—	—	—	40,420	(4)	1,060,621	—	—
Joseph A. Avila	—	—	—	—	—	5,791	(5)	151,956	—	—

(1)	Includes (i) 74,888 shares of restricted stock that vested on February 28, 2008; (ii) 61,264 shares of restricted stock that vest on February 28, 2009 and (iii) 20,983 shares of restricted stock that vest on February 28, 2010.

(2)	Includes (i) 32,339 shares of restricted stock that vested on February 28, 2008; (ii) 25,527 shares of restricted stock that vest on February 28, 2009 and (iii) 8,743 shares of restricted stock that vest on February 28, 2010.

(3)	Includes (i) 19,856 shares of restricted stock that vested on February 28, 2008; (ii) 15,317 shares of restricted stock that vest on February 28, 2009 and (iii) 5,246 shares of restricted stock that vest on February 28, 2010.

(4)	Includes (i) 19,857 shares of restricted stock that vested on February 28, 2008; (ii) 15,317 shares of restricted stock that vest on February 28, 2009 and (iii) 5,246 shares of restricted stock that vest on February 28, 2010.

(5)

Includes (i) 1,912 shares of restricted stock that vest on November 28, 2008; (ii) 1,913 shares of restricted stock that vest on November 28, 2009; (iii) 655 shares of restricted stock that vest on February 28, 2008; (iv) 655 shares of restricted stock that vest on February 28, 2009; and (v) 656 shares of restricted stock that vest on February 28, 2010. As discussed further below, the vesting of these shares was accelerated in connection with Mr. Avila’s resignation from his position as Executive Vice President — Strategic Operations and Process of Quanta.

2007 Options Exercised and Stock Vested Table

The following table sets forth for each NEO information concerning the exercise of options and the vesting of stock during the 2007 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John R. Colson	—	—	65,135	1,510,481
James H. Haddox	93,750	2,172,050	30,334	703,445
Kenneth W. Trawick	—	—	31,640	773,671
John R. Wilson	—	—	19,104	443,022
Joseph A. Avila	—	—	1,912	50,572

Equity Compensation Plan Information

In December 1997, the Board adopted, and our stockholders approved, the 1997 Stock Option Plan to provide directors, key employees, executive officers and certain advisors with additional incentives by increasing their proprietary interest in Quanta. The 1997 Stock Option Plan was amended from time to time and, in May 2001, was amended and renamed the Quanta 2001 Stock Incentive Plan. The 2001 Plan was amended and restated on March 13, 2003, which amendment and restatement, in addition to incorporating all prior amendments, provided the Chief Executive Officer limited authority to make restricted stock awards. Additionally, the Board approved an amendment to the 2001 Plan on April 17, 2007 to allow a cashless “net exercise” method as a mean of payment for the exercise price of incentive stock options (ISOs) and non-qualified stock options. Concurrent with stockholder approval of the adoption of the Quanta 2007 Stock Incentive Plan at our annual meeting of stockholders held on May 24, 2007, the 2001 Plan was terminated (except outstanding awards granted under the 2001 Plan will continue to be governed by the terms of the 2001 Plan) and, accordingly, no further awards will be made under the 2001 Plan. The 2007 Plan provides for the award of ISOs, non-qualified stock options and restricted stock. The aggregate number of shares of our Common Stock with respect to which options or restricted stock may be awarded may not exceed 4,000,000 shares of our Common Stock. We have filed a Registration Statement on Form S-8 with respect to 4,000,000 shares of Common Stock issuable pursuant to the 2007 Plan.

The 2007 Plan is administered by the Compensation Committee of the Board, which, subject to applicable regulations and the terms of the 2007 Plan described below, has the sole authority to grant awards under the 2007 Plan, to construe and interpret the 2007 Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 2007 Plan, provided that the Board, or authorized committee of the Board, may delegate to a committee of the Board designated as the Equity Grant Committee, consisting of one or more directors, the authority to grant limited awards as described below to eligible persons who are not executive officers or non-employee directors. Specifically, the Equity Grant Committee has the authority to award stock options and restricted stock, provided (i) the aggregate number of shares of Common Stock subject to stock options and/or restricted stock awarded by the Equity Grant Committee in any calendar quarter does not exceed 100,000 shares (or 20,000 shares in any calendar quarter with respect to any individual) and (ii) the aggregate value of restricted stock awarded by the Equity Grant Committee in any calendar quarter does not exceed $250,000 (or $25,000 in any calendar quarter with respect to any individual), determined in each case, based on the fair market value of the Common Stock on the date the restricted stock is awarded. In connection with the adoption of the 2007 Plan, the Board approved the designation of the Equity Grant Committee and appointed Mr. Colson as the sole member of the committee. The maximum number of shares of Common Stock subject to awards that may be granted to any individual under the 2007 Plan during any calendar year is 400,000 shares of Common Stock.

All of our employees (including our executive officers and directors who are also employees), non-employee directors and certain consultants and advisors are eligible to receive awards under the 2007 Plan, but only our employees (including executive officers and directors who are also employees) are eligible to receive ISOs. Awards in the form of stock options are exercisable during the period specified in each stock option agreement and generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee or, if applicable, the Equity Grant Committee. No option will remain exercisable later than ten years after the date of award (or five years in the case of ISOs awarded to employees owning more than 10% of our voting capital stock). The exercise price for ISOs awarded under the 2007 Plan may be no less than the fair market value of a share of Common Stock on the date of award (or 110% in the case of ISOs awarded to employees owning more than 10% of our voting capital stock). Awards in the form of restricted stock are subject to forfeiture and other restrictions until they vest. Except in certain limited circumstances and with respect to restricted stock awards awarded by the Compensation Committee covering in the aggregate no more than 200,000 shares of our Common Stock, any restricted stock award that vests on the basis of a grantee’s continuous service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period, and any restricted stock award that vests upon the attainment of performance goals established by the Compensation Committee shall provide for a performance period of at least twelve months, in each case, as designated by the Compensation Committee or, if applicable, the Equity Grant Committee and as specified in each award agreement.

The following table sets forth information as of December 31, 2007 with respect to the Quanta 2007 Stock Incentive Plan, which has been approved by our stockholders.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,555,636	(1)	$11.74	3,957,880	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	1,555,636		$11.74	3,957,880

(1)	Includes 1,312,661 options with a weighted-average exercise price of $10.73 that were assumed in connection with Quanta’s acquisition of InfraSource Services, Inc. on August 30, 2007.

(2)	Represents the shares of Common Stock issuable as of December 31, 2007 under the Quanta 2007 Stock Incentive Plan, which provides that the aggregate amount of Common Stock with respect to which stock options or restricted stock may be awarded may not exceed 4,000,000 shares of our Common Stock.

Potential Payments Upon Termination or Change in Control

Employment and Separation Agreements

Each NEO, except Mr. Avila, was party to an employment agreement (as amended, an Employment Agreement) during the 2007 fiscal year. Under the Employment Agreements, the applicable NEOs are eligible to receive base salary, as well as bonuses and benefits, and, at the Compensation Committee’s discretion, may be entitled to participate in any other compensation, perquisite, incentive or retirement plans, policies and arrangements that are provided generally to our other executive officers. Subject to prior notice, the Employment Agreements renew automatically each year for an additional one-year term. The Employment Agreements contain customary non-competition covenants restricting the ability of the NEOs to compete with Quanta during the term of their employment and for a period of one year thereafter and prohibiting them from disclosing confidential information and trade secrets.

The Employment Agreements generally terminate upon a NEO’s (i) death, (ii) disability, (iii) termination for “good cause” or “good reason” (as both are defined in the Employment Agreements and generally described below), (iv) termination without good cause or good reason or (v) termination resulting from a “Change in Control” of Quanta (as defined in each Employment Agreement and generally described below). If termination results from any of the foregoing, each applicable NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, and any gross-up payments for related excise taxes. Additionally, if termination results from any of the reasons set forth below, each applicable NEO would be entitled to the following payments:

Reason for Termination	Potential Payment(s)
Death	None

Good Cause by Quanta	None

Without Good Cause/Good Reason by NEO	None

Disability	Lump-sum payment of base salary at the rate then in effect for the period remaining under the Employment Agreement or for one year, whichever is greater.

Without Good Cause by Quanta	Lump-sum payment of base salary at the rate then in effect for the period remaining under the Employment Agreement or for one year, whichever is greater (payments are subject to such NEO’s execution of a waiver and release agreement).

As mentioned above, each Employment Agreement may terminate upon a Change in Control of Quanta. Under the Employment Agreements of Messrs. Colson, Haddox and Wilson, a Change in Control generally occurs when (i) any person or entity acquires directly or indirectly the beneficial ownership of 50% or more of the total voting power of Quanta’s then outstanding voting securities, (ii) the majority of the Board as of the date of the NEO’s Employment Agreement are replaced other than in specific situations or (iii) the stockholders approve a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets. A Change in Control generally occurs under Mr. Trawick’s Employment Agreement when (i) any person or entity acquires directly or indirectly the beneficial ownership of 50% or more of the total voting power of Quanta’s then outstanding voting securities, (ii) the majority of the Board as of the date of Quanta’s initial public offering are replaced other than in specific situations, (iii) the stockholders approve a merger, consolidation or reorganization of Quanta unless 50% of the total voting securities outstanding of the surviving entity are beneficially owned by at least 50% of the holders of outstanding voting securities of Quanta immediately prior to the transaction or (iv) the stockholders approve a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets.

Payments and benefits in connection with a Change in Control under the Employment Agreements are dependent on whether Quanta’s successor assumes Quanta’s obligations under such agreements. If there is no assumption of the Employment Agreements, or if there is an assumption and within 12 months of such assumption the NEO terminates his respective Employment Agreement for good reason or is terminated other than for good cause, such NEO (i) will be entitled to a lump-sum payment equal to three times the sum of (x) his annual base salary and (y) the higher of (1) the highest annual bonus paid to him under the annual incentive plan in effect on the date of the Employment Agreement for the past three fiscal years and (2) his annual bonus paid or payable under the annual incentive plan in effect on the date of the Employment Agreement for the most recently completed or current fiscal year, (ii) will be entitled to continued benefits for him and his dependents under welfare benefit plans for three years after termination and (iii) will not be subject to the non-competition covenants of the Employment Agreement. Mr. Haddox will also receive the above payment and benefits if during any Change in Control situation, Mr. Haddox elects to terminate his employment at least 5 days prior to the closing of the anticipated transaction giving rise to the Change in Control.

The Employment Agreements generally define good cause as a NEO’s (i) willful, material and irreparable breach of the Employment Agreement, (ii) continuing gross negligence in the performance or intentional nonperformance of his duties after notice of the same is given, (iii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iv) conviction of a felony or crime or (v) chronic alcohol or illegal drug abuse. Good reason exists under the Employment Agreements if within twelve months of a Change in Control, such NEO is offered a “Lesser Position” (as defined in each Employment Agreement) or is required to relocate to another geographic location.

On March 6, 2008, we accepted the resignation of Mr. Avila as our Executive Vice President — Strategic Operations and Process. In connection with his resignation, we entered into a separation agreement with Mr. Avila, pursuant to which Mr. Avila received (i) a one time lump sum payment in the amount of $77,872.50, less applicable taxes, representing three months of Mr. Avila’s base salary in effect at the time of entry into the separation agreement and (ii) $320,835.00, less applicable taxes, representing the cash bonus earned by Mr. Avila under our 2007 Annual Incentive Plan. In addition, the Compensation Committee of the Board, through its authority under the Quanta 2001 Stock Incentive Plan, approved the acceleration of the vesting of 5,791 shares of unvested restricted stock held by Mr. Avila as of the date of the effectiveness of the separation agreement. In consideration of such benefits, Mr. Avila agreed pursuant to the terms of the separation agreement to, among other things, release us and our affiliated companies, stockholders, directors, officers, employees, representatives and agents from all claims, demands and causes of action related to his employment with us as well as agree to certain confidentiality, non-disparagement and similar covenants.

Quanta 2001 Stock Incentive Plan and Quanta 2007 Stock Incentive Plan

Under both the Quanta 2001 Stock Incentive Plan and Quanta 2007 Stock Incentive Plan (collectively, the Plans), generally upon a “Change in Control” (as defined in both Plans), (i) options become immediately exercisable and are released from any repurchase or forfeiture rights and (ii) restricted stock vests and becomes free of any forfeiture restrictions. A “Change in Control” is generally defined as the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the voting power of Quanta’s then outstanding securities, (ii) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, a majority of the Board as of the date immediately preceding such transaction is replaced, (iii) Quanta is merged with another corporation, and as a result, less than 75% of the outstanding securities of the surviving corporation is owned in the aggregate by Quanta’s former stockholders, (iv) a tender or exchange offer is consummated for 50% or more of the voting power of Quanta’s then outstanding securities or (v) Quanta transfers substantially all of its assets to a corporation that is not controlled by Quanta.

Options awarded under either of the Plans may be exercised following a participant’s termination only to the extent provided in the option agreement. Generally, subject to the provisions of a particular restricted stock agreement, restricted stock awards are forfeited by a participant upon termination of such participant’s employment during the restriction period.

Estimated Potential Payments

The tables below reflect the estimated amount of payments that would be paid to each NEO in the event of such NEO’s termination. The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from Quanta.

		Death	Disability	Before Change In Control - Termination Without “Good Cause”	Pending Change In Control Termination Without “Good Cause”
Name	Benefit	Employment Agreement	Employment Agreement	Employment Agreement	Employment Agreement
John R. Colson	Severance	—	$695,000	$695,000	$4,640,280
	Welfare Benefits(1)	—	—	—	$35,508
	Equity Benefit(2)	—	—	—	—
	Excise Tax	—	—	—	$1,992,007
	Total	—	$695,000	$695,000	$6,667,795

James H. Haddox	Severance	—	$375,000	$375,000	$2,503,635
	Welfare Benefits(1)	—	—	—	$35,508
	Equity Benefit(2)	—	—	—	—
	Excise Tax	—	—	—	$997,920
	Total		$375,000	$375,000	$3,537,063

John R. Wilson	Severance	—	$375,000	$375,000	$2,503,635
	Welfare Benefits(1)	—	—	—	$45,744
	Equity Benefit(2)	—	—	—	—
	Excise Tax	—	—	—	$919,780
	Total	—	$375,000	$375,000	$3,469,159

Kenneth W. Trawick	Severance	—	$365,000	$365,000	$2,433,480
	Welfare Benefits(1)	—	—	—	$35,508
	Equity Benefit(2)	—	—	—	—
	Excise Tax	—	—	—	$991,316
	Total	—	$365,000	$365,000	$3,460,304

Joseph A. Avila(3)	Severance	—	—	—	—
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	—	—	—	—
	Excise Tax	—	—	—	—
	Total	—	—	—	—

(1)	The welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2008 and the estimated costs of premiums for 2009 and 2010.

(2)	The equity benefit represents the value of the unvested restricted stock held by the NEO as of December 31, 2007 that would accelerate upon a change in control pursuant to the Plans.

(3)	Effective March 6, 2008, Mr. Avila resigned from his position as Executive Vice President — Strategic Operations and Process of Quanta.

		Pending Change In Control — Voluntary Termination	After Change In Control — Termination Without “Good Cause”		After Change In Control — Voluntary Termination With “Good Reason”
Name	Benefit	Employment Agreement	Employment Agreement	Stock Incentive Plan	Employment Agreement	Stock Incentive Plan
John R. Colson	Severance	—	$4,640,280	—	$4,640,280	—
	Welfare Benefits(1)	—	$35,508	—	$35,508	—
	Equity Benefit(2)	—	—	$4,123,222	—	$4,123,222
	Excise Tax	—	$1,992,007	—	$1,992,007	—
	Total	—	$6,667,795	$4,123,222	$6,667,795	$4,123,222

James H. Haddox	Severance	$2,503,635	$2,503,635	—	$2,503,635	—
	Welfare Benefits(1)	$35,508	$35,508	—	$35,508	—
	Equity Benefit(2)	—	—	$1,747,820	—	$1,747,820
	Excise Tax	$997,920	$997,920	—	$997,920	—
	Total	$3,537,063	$3,537,063	$1,747,820	$3,537,063	$1,747,820

John R. Wilson	Severance	—	$2,503,635	—	$2,503,635	—
	Welfare Benefits(1)	—	$45,744	—	$45,744	—
	Equity Benefit(2)	—	—	$1,060,621	—	$1,060,621
	Excise Tax	—	$919,780	—	$919,780	—
	Total	—	$3,469,159	$1,060,621	$3,469,159	$1,060,621

Kenneth W. Trawick	Severance	—	$2,433,480	—	$2,433,480	—
	Welfare Benefits(1)	—	$35,508	—	$35,508	—
	Equity Benefit(2)	—	—	$1,060,595	—	$1,060,595
	Excise Tax	—	$991,316	—	$991,316	—
	Total	—	$3,460,304	$1,060,595	$3,460,304	$1,060,595

Joseph A. Avila(3)	Severance	—	—	—	—	—
	Welfare Benefits(1)	—	—	—	—	—
	Equity Benefit(2)	—	—	$151,956	—	$151,956
	Excise Tax	—	—	—	—	—
	Total	—	—	$151,956	—	$151,956

(1)	The welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2008 and the estimated costs of premiums for 2009 and 2010.

(2)	The equity benefit represents the value of the unvested restricted stock held by the NEO as of December 31, 2007 that would accelerate upon a change in control pursuant to the Plans.

(3)	Effective March 6, 2008, Mr. Avila resigned from his position as Executive Vice President — Strategic Operations and Process of Quanta.

CERTAIN TRANSACTIONS

During 2007, Gary A. Tucci, a director of Quanta whose term will expire at the 2008 annual meeting, received from Quanta a base salary of $247,007, an automobile allowance of $13,950 and 401(k) matching contributions of $10,125 for his service as Chief Executive Officer of Potelco, a Quanta subsidiary. In March 2008, the Compensation Committee awarded Mr. Tucci a cash incentive of $107,500 under Quanta’s 2007 Annual Incentive Plan. Additionally, as part of the annual incentive awards distributed by Quanta to Potelco employees, Mr. Tucci received $100,000 worth of restricted stock. Mr. Tucci does not receive any compensation for his service as a director of Quanta.

Potelco leases its main office from the father of Gary A. Tucci and leases another office from Gary A. Tucci. Currently, Potelco’s lease with the father of Gary A. Tucci has a two-year term that is renewable upon the mutual agreement of both parties and Potelco’s lease with Gary A. Tucci is on a month-to-month basis. The main office lease is for an approximately 15,000 square foot building with an approximately 8,000 square foot warehouse on approximately 5 acres, at a rental rate of $10,000 per month. The other lease is for an approximately 1,400 square foot office with an approximately 2,400 square foot maintenance facility on approximately 2 acres, at a rental rate of $3,500 per month. We believe that the rental rates of these leases do not exceed fair market value.

In February 2000, we submitted a written notice to Gary A. Tucci seeking indemnification from him for certain accounts receivable losses sustained by us in connection with our acquisition of Potelco. The total amount outstanding as a result of this indemnification claim is $144,104.

Review of Related Party Transactions

We have adopted a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and other senior level employees, directors, principal stockholders, immediate family members of such persons and any other person that could significantly influence our policies. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the sale of inventory or supplies to or purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving any of our directors, director nominees, executive officers, beneficial owners of greater than 5% of our Common Stock or Limited Vote Common Stock and any immediate family members of the foregoing require the pre-approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes the reasons that the transaction is beneficial to Quanta and does not pose an actual conflict of interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us.

Based only on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2006, all of our directors and executive officers were in compliance with the applicable filing requirements, except that (i) Mr. Golm inadvertently omitted certain information regarding five transactions each of which were required to be reported on a Form 4, Statement of Changes in Beneficial Ownership, and subsequently filed such information on a Form 4 late, and (ii) Mr. DiSibio inadvertently omitted certain information regarding one transaction required to be reported on a Form 4, Statement of Changes in Beneficial Ownership, and subsequently filed such information on a Form 4 late.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Louis C. Golm, Chairman

James R. Ball

Ralph R. DiSibio

Bruce Ranck

REPORT FROM THE AUDIT COMMITTEE

The Audit Committee is composed of three independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist the Board of Directors’ oversight of (1) the integrity of Quanta’s financial statements, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of Quanta’s internal audit function and independent auditors, and (4) Quanta’s compliance with applicable legal and regulatory requirements. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by SAS No. 61 (Communication with Audit Committees), including the quality of the accounting principles as applied to financial reporting.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the independent registered public accounting firm’s independence from Quanta and its related entities), and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

James R. Ball, Chairman

Bernard Fried

Worthing F. Jackman

AUDIT FEES

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision by our independent registered public accounting firm of each service that is pre-approved by the Audit Committee. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels, based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2006 and 2007:

	2006	2007
Audit Fees(1)	$1,747,055	$1,999,120
Audit-Related Fees(2)	9,321	24,495
Tax Fees(3)	—	50,527
All Other Fees(4)	—	219,126

Total	$1,756,376	$2,293,268

(1)	Represents fees for professional services rendered for the audit of our annual consolidated financial statements and review of consolidated financial statements included in our Forms 10-Q, work relating to the evaluation of the effectiveness of Quanta’s internal control over financial reporting, state licensing pre-qualification filings and the statutory audit of one of our subsidiaries for each of fiscal years 2006 and 2007. For fiscal year 2006, the amount also includes fees for work relating to Quanta’s issuance and subsequent registration of publicly-held debt. For fiscal year 2007, the amount also includes fees for professional services rendered for audit work related to InfraSource Services, Inc. (InfraSource), which was acquired by Quanta on August 30, 2007.

(2)	Represents fees for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and includes fees for consultations as to the accounting treatment of specific transactions based on current and proposed accounting standards.

(3)	Represents fees for professional services rendered for the review of Quanta’s analysis and disclosure relative to the January 1, 2007 adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109.”

(4)	Represents fees for professional services rendered for work related to Form S-4 filings and Securities and Exchange Commission response letters in connection with the InfraSource acquisition.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has served as our independent public accounting firm since June 2002. We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement, if they choose, and to respond to appropriate questions.

We recommend a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations of Directors for the 2009 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in the proxy materials for our 2009 annual meeting of stockholders or recommend persons who they believe should be nominated for election to our Board may do so by complying with the procedures described in our bylaws and in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 19, 2008. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement but instead is proposed to be presented directly at our 2009 annual meeting, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 22, 2009 and not later than February 21, 2009 (unless the 2009 annual meeting date is before April 22 or after July 31, in which case we must receive such notice not earlier than 120 days before such annual meeting date and not later than the later of 90 days before such annual meeting date and 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2009 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 11, 2009, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors. Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Quanta’s bylaws are available on Quanta’s website at www.quantaservices.com under the heading “Corporate Governance.” If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2009 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2009 annual meeting of stockholders.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by Quanta. The cost of soliciting proxies in the enclosed form, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and other employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our Common Stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our Common Stock.

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

In some instances, only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of those stockholders. A stockholder who wishes to receive a separate copy of the proxy statement or annual report now or in the future, or stockholders sharing an address who are receiving multiple copies of the proxy statement or annual report and wish to receive a single copy of these documents, should submit a written request to Investor Relations, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056 or call 713-629-7600.

By Order of the Board of Directors,

Vincent A. Mercaldi Corporate Secretary

Houston, Texas

April 18, 2008

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

QUANTA SERVICES, INC.

Purpose

The Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee shall also produce an annual report that is included in the Company’s proxy statement, in accordance with applicable rules and regulations.

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices are in accordance with all requirements and are of the highest quality. The Company shall provide adequate funding for the Committee to carry out its responsibilities.

The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management (including the Internal Audit staff), as well as the independent auditors, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

Powers and Duties

In addition to such other powers and duties as the Board may from time to time assign, the Committee shall:

Independent Auditors

1.	Appoint, compensate, retain and oversee the work of the Company’s independent auditors, considering qualifications, independence and performance and, where appropriate, replace the independent auditors. The independent auditors shall report directly to the Committee.

2.	Review and pre-approve all audit and non-audit services performed by the independent auditors and determine whether the independent auditors’ performance of any non-audit services is compatible with the auditors’ independence. The Committee may delegate the authority to grant pre-approval of auditing or permitted non-audit services to one or more members of the Committee.

3.	Review annually the services performed by the independent auditors to ensure that they are not performing the following non-audit services for the Company: (i) bookkeeping or other services related to the accounting records or financial statements; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment advisor or investment banking services; or (viii) legal services and expert services unrelated to an audit.

4.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and the fees and other compensation to be paid to the independent auditors therefor, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

5.	Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties and management’s response.

6.	Review and discuss with management and the independent auditor (i) management’s report on internal control over financial reporting and (ii) the independent auditor’s attestation of the Company’s internal control over financial reporting.

7.	Review and discuss quarterly reports from the independent auditors on (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

8.	At least annually, obtain and review a report by the independent auditor describing (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

9.	Resolve any disagreements between management and the independent auditors in the event that they arise.

Financial Reporting Process and Accounting Policies

10.	Investigate any matter brought to its attention within the scope of its duties.

11.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

12.	Review and discuss with management and the independent auditor (i) major issues regarding accounting principles and financial statement presentations including significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls as well as any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13.	Meet separately, periodically, with management, with the internal auditors and with the independent auditors.

14.	Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Internal Audit

15.	Review and advise on the selection and removal of the internal audit director. Periodically review and recommend changes (if any) to the internal audit charter. Periodically review with the internal audit

16.	director any significant difficulties, disagreements with management, or any restrictions on the scope of its work or on its access to required information encountered in the course of its audit work. Review a summary of findings from internal audits completed.

17.	Review and discuss with the internal audit director the annual internal audit plan.

Documents/Reports/Accounting Information Review

18.	Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements (including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

19.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, and review the type and presentation of information to be included therein (including “pro forma” or “adjusted” non-GAAP information).

Legal Compliance/Risk Management

20.	Discuss policies with respect to risk assessment and risk management.

21.	Review and approve related party transactions in accordance with the Company’s Related Party Transactions Policy.

22.	Prepare the report that the Securities and Exchange Commission (SEC) requires be included in the Company’s annual proxy statement.

Other Responsibilities

23.	Set clear hiring policies for employees or former employees of the independent auditor.

24.	Regularly report Committee activities to the Board and make such recommendations to the Board as the Committee deems appropriate.

25.	Conduct and present to the Board an annual performance evaluation of the Committee.

26.	Retain, terminate and approve fees and other retention terms of any independent counsel and other advisers hired to assist the Committee in carrying out its duties.

27.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Composition and Procedural Matters

The Committee shall be composed of at least three members of the Board, each of whom is, in the business judgment of the Board, “independent” under the rules of the SEC and the New York Stock Exchange (NYSE). The members of the Committee shall be appointed and may be removed by the Board. No member of the Committee may receive any compensation or consulting, advisory or other fee from the Company, other than Board compensation, as determined in accordance with applicable SEC and NYSE rules. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Members serving on the Audit Committee are limited to serving on two other audit committees of public companies, unless the Board evaluates and determines that these other commitments would not impair his or her effective service to the Company. In accordance with NYSE and SEC rules, all members shall be “financially literate” and at least one member shall be a “financial expert” with “accounting or related financial management expertise.”

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a board-level oversight role where it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, its discussions with the independent auditor and the experience of the Committee’s members in business, financial and accounting matters.

The Company will provide appropriate funding, as determined by the Committee, for compensation to the Company’s independent auditors, to any advisers that the Committee chooses to hire, and for payment of ordinary administration expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 22, 2008, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 18, 2008 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008

Quanta’s Proxy Statement and 2007 Annual Report to Stockholders are available at www.quantaservices.com.

(Continued on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 22, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please Detach and Mail in the Envelope Provided i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1

AND “FOR” PROPOSAL NO. 2

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROPOSAL NO. 1: Election of Directors			PROPOSAL NO. 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

NOMINEES

☐ FOR ALL NOMINEES	0 James R. Ball 0 John R. Colson 0 J. Michal Conaway 0 Ralph R. DiSibio 0 Bernard Fried 0 Louis C. Golm		☐ FOR ☐ AGAINST ☐ ABSTAIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	0 Worthing F. Jackman 0 Bruce Ranck 0 John R. Wilson 0 Pat Wood, III

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —			In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY. THANK YOU!

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:                                               Date:              Signature of Stockholder:                                          Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in corporate name byduly authorized officer, giving full title as such and indicating full corporate name. If the signer is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Limited Vote Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 22, 2008, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 18, 2008 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting.

ALL SHARES OF LIMITED VOTE COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEE LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008

Quanta’s Proxy Statement and 2007 Annual Report to Stockholders are available at www.quantaservices.com.

LIMITED VOTE COMMON STOCK

PROPOSAL NO. 1:         ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the nominee.

Nominee: Vincent D. Foster

FOR	WITHHOLD
☐	☐

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Date: , 2008

Signature

Signature

Title:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the signer is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.